SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 1, 2011

Albany Molecular Research, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-25323	14-1742717
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

21 Corporate Circle
PO Box 15098
Albany, New York  12212-5098
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (518) 464-0279

Item 3.03.  Material Modification to Rights of Security Holders.

On September 18, 2002 the Board of Directors of Albany Molecular Research, Inc. (the “Company”) adopted a shareholder rights plan, as set forth in the Shareholder Rights Agreement, dated September 18, 2002, between the Company and Mellon Investor Services LLC as Rights Agent (the “Rights Agreement”).  On June 1, 2011, the Board of Directors of the Company approved an amendment to Rights Agreement in order to exempt from the definition of “beneficial ownership” grants of equity securities by the Board of Directors, or the Compensation Committee thereof, to Thomas E. D’Ambra, the Chairman, CEO and President of the Company.   This amendment has been approved by the Board of Directors in order that Mr. D’Ambra may be granted compensatory equity awards and may exercise such equity awards without triggering the provisions of the Rights Agreement.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 4.1 -
Amendment to Rights Agreement, dated as of June 1, 2011, between Albany Molecular Research, Inc. and Mellon Investor Services LLC, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A/A on June 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY MOLECULAR RESEARCH, INC.

Date: June 1, 2011	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amendment to Rights Agreement, dated as of June 1, 2011, between Albany Molecular Research, Inc. and Mellon Investor Services LLC, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A/A on June 1, 2011.